                                                                     Exhibit 4.2










                               GUARANTEE AGREEMENT


                                    GUARANTEE AGREEMENT (this "Guarantee
                           Agreement"), dated as of March 3, 1999 executed and delivered by J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan") and U.S Bank Trust National Association (formerly known as First Trust of New York, National Association), as the initial Guarantee Trustee (as defined below) for the benefit of the Holders (as defined below) from time to time of the Preferred Securities (as defined below) of J.P. Morgan Index Funding Company I, a Delaware statutory business trust (the "Trust").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (as amended from time to time, the "Declaration") dated as of March 26, 1998 among the trustees of the Trust, J.P. Morgan, as sponsor (the "Sponsor"), and the Holders from time to time of undivided beneficial interests in certain assets of the Trust, the Trust intends to issue and sell from time to time, in one or more series, up to $650,000,000 aggregate principal amount of its Commodity-Indexed Preferred Securities (the "Preferred Securities") and related common securities (the "Common Securities"), in each case representing undivided beneficial interests in a Related Note (as defined below) associated with such series and having such rights, preferences, privileges, limitations and restrictions as are set forth in a declaration supplement (a "Declaration Supplement") by the Sponsor in the form of Exhibit B to the Declaration providing for the issue of such series;

                  WHEREAS, the Trust, on behalf of each Series of Securities (as defined below), will purchase Related Notes (as defined below) from Morgan Guaranty Trust Company of New York, a trust company with full banking powers organized under the laws of the State of New York ("Morgan Guaranty"), with the proceeds from the issuance and sale of each series of Preferred Securities and related Common Securities; and

                  WHEREAS, J.P. Morgan desires hereby to irrevocably and unconditionally agree to the extent set forth herein to pay to the Holders the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.
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                  NOW, THEREFORE, in consideration of the purchase by each
Holder of the Preferred Securities, which purchase J.P. Morgan hereby agrees shall benefit J.P. Morgan and which purchase J.P. Morgan acknowledges will be made in reliance upon the execution and delivery of this guarantee, J.P. Morgan executes and delivers this Guarantee Agreement for the benefit of the Holders.



                                    ARTICLE I

                                   Definitions

                  (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Article I.

                  (b) A term defined anywhere in this Guarantee Agreement has the same meaning throughout.

                  (c) All references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time.

                  (d) All references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified.

                  (e) A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

                  (f) A reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Securities" means, with respect to a Series of Securities, the securities representing undivided beneficial interests in a Related Note associated with such Series of Securities and held by the Property Trustee for the benefit of the Holders of such Series of Securities, and
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                                                                               3


having the terms set forth in a Declaration Supplement in the form of Exhibit B to the Declaration.

                  "Covered Person" means any Holder of Preferred Securities.

                  "Distributions" means the periodic distributions and other payments payable to Holders of Preferred Securities in accordance with the terms of the Preferred Securities set forth in a Declaration Supplement in the form of Exhibit B to the Declaration.

                  "Event of Default" means a default by J.P. Morgan on any of its payment or other obligations under this Guarantee Agreement.

                  "Guarantee Payments" means, with respect to Preferred Securities of any series, the following payments, without duplication, to the extent not paid by the Trust: (i) any accumulated and unpaid distributions which have been theretofore declared on the Preferred Securities of such series, to the extent Morgan Guaranty has made a corresponding payment on the relevant Related Note, out of funds legally available therefor, (ii) the Preferred Redemption Price (including all accumulated and unpaid distributions), to the extent Morgan Guaranty has made a corresponding payment on the relevant Related Note, payable out of funds legally available therefor with respect to any Preferred Securities of such series called for redemption upon redemption thereof and (iii) upon the liquidation of the Trust, the lesser of (a) the Liquidation Distribution (as defined below) with respect to such series and (b) the amount of the assets of the Trust consisting of the relevant Related Note and the proceeds thereof, legally available for distribution to Holders of Preferred Securities of such series in liquidation.

                  "Guarantee Trustee" means U.S. Bank Trust National Association until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any Person from time to time holding any Preferred Securities of any series; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include J.P. Morgan or any entity directly or indirectly controlling or controlled by or under direct or indirect common control with J.P. Morgan.
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                                                                               4


                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

                  "Liquidation Distribution" means, with respect to Preferred Securities of any series, the aggregate Principal Amount of Preferred Securities of such series and all accumulated and unpaid distributions (whether or not declared) with respect to such Preferred Securities to but excluding the date of payment.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Redemption Price" means, with respect to Preferred Securities of any series, the aggregate Principal Amount of all Preferred Securities of such series plus accumulated and unpaid distributions (whether or not declared) with respect to such series to but excluding the date of redemption.

                  "Preferred Securities" has the meaning set forth in the first WHEREAS clause above.

                  "Principal Amount" means, at any time with respect to any Preferred Security of any series, the Redemption Value, the applicable Early Redemption Value or the stated liquidation preference thereof, as applicable, as determined in accordance with the Declaration Supplement creating such Preferred Securities.

                  "Property Trustee" means the Person acting as Property Trustee under the Declaration.

                  "Related Note" means any obligation or obligations of Morgan Guaranty in which the proceeds from the issuance of Preferred Securities of any series and related Common Securities of such series are invested.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the board of directors, the president, any vice-president, any assistant vice- president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar
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                                                                               5


to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Series of Securities" means any series of Preferred Securities and related Common Securities issued under the Declaration or a Declaration Supplement.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under
Section 4.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II

                               Trust Indenture Act

                  SECTION 2.01. Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the relevant Related Note held by the Trust.

                  SECTION 2.02. Lists of Holders of Preferred Securities. (a) J.P. Morgan shall provide the Guarantee Trustee with such information as is required under Section 312(a) of the Trust Indenture Act at the times and in the manner provided in Section 312(a).

                     (b)  The Guarantee Trustee shall comply with
its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

                  SECTION 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee
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Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  SECTION 2.04. Periodic Reports to the Guarantee Trustee. J.P. Morgan shall provide to the Guarantee Trustee, the Commission and the Holders of the Preferred Securities, as applicable, such documents, reports and information as required by Section 314(a)(1)-(3) (if any) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Trust).

                  SECTION 2.05. Evidence of Compliance with Conditions Precedent. J.P. Morgan shall provide the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to
Section 314(c) shall comply with Section 314(e) of the Trust Indenture Act.

                  SECTION 2.06. Events of Default; Waiver. (a) Subject to
Section 2.06(b), Holders of Preferred Securities of any series may by vote of at least a majority in Principal Amount of the Preferred Securities of such series,
(A) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon by the Guarantee Trustee, in either case with respect to such series or (B) on behalf of the Holders of all Preferred Securities of such series waive any past Event of Default with respect to such series and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default (with respect to such series or any other series) or impair any right consequent thereon.

                  (b) The right of any Holder of Preferred Securities to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

                  SECTION 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of the Preferred Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

                  SECTION 2.08. Conflicting Interest. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

                 Powers, Duties and Rights of Guarantee Trustee

                  SECTION 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders of the Preferred Securities. The Guarantee Trustee shall not transfer its right, title and interest in this Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.04. The right, title and interest of the Guarantee Trustee to this Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  (b) If an Event of Default with respect to Preferred Securities of any series occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of such Preferred Securities.

                  (c) This Guarantee Agreement and all moneys received by the Property Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge,
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                                                                               8


security interest, lien or claim of any kind in favor of, or for the benefit of the Guarantee Trustee or its agents or their creditors.

                  (d) The Guarantee Trustee shall, within 30 days after the occurrence of an Event of Default with respect to Preferred Securities of any series, transmit by mail, first class postage prepaid, to the holders of such Preferred Securities, as their names and addresses appear upon the register, notice of all Events of Default known to the Guarantee Trustee, unless such defaults shall have been cured before the giving of such notice; provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of such Preferred Securities. The Guarantee Trustee shall not be deemed to have knowledge of any default except any default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Guarantee Agreement shall have obtained written notice.

                  (e) The Guarantee Trustee shall not resign as a Trustee unless a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

                  SECTION 3.02. Certain Rights and Duties of the Guarantee Trustee. (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in this conduct of his or her own affairs.
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                                                                               9


                  (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred;

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Preferred Securities as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) Subject to the provisions of Section 3.02(a) and (b):

                  (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon a certificate, which shall comply with the provisions of
         Section 314(e) of the Trust Indenture Act, signed by any authorized officer of J.P. Morgan;

                  (ii) the Guarantee Trustee (A) may consult with counsel of its choice (which may be counsel to J.P. Morgan or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                  (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders of Preferred Securities,

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         unless such Holders shall have offered to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including its attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

                  (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of any affected series of Preferred Securities and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee Agreement. The recitals contained in this Guarantee Agreement shall be taken as the statements of J.P. Morgan and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV

                                Guarantee Trustee

                  SECTION 4.01. Qualifications. (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of J.P. Morgan; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to

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         exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (i)-(ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and J.P. Morgan shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  SECTION 4.02. Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by J.P. Morgan.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01(a) has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to J.P. Morgan and the Guarantee Trustee being removed.

                  (c) The Guarantee Trustee appointed to office shall hold office until his successor shall have been appointed or until its removal or resignation.

                  (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to J.P. Morgan, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01(a) has been appointed and has accepted such appointment by instrument executed by such Successor

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Guarantee Trustee and delivered to J.P. Morgan and the resigning Guarantee
Trustee.

                  (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointed as provided in this Section 4.02 within 60 days after delivery to J.P. Morgan of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.



                                    ARTICLE V

                                    Guarantee

                  SECTION 5.01. Guarantee. J.P. Morgan irrevocably and unconditionally agrees, to the extent set forth herein, to pay in full to the Holders of Preferred Securities of each series the Guarantee Payments with respect to such Preferred Securities, as and when due (except to the extent paid by the Trust), regardless of any defense, right of set- off or counterclaim which the Trust may have or assert. This Guarantee Agreement is continuing, irrevocable, unconditional and absolute.

                  SECTION 5.02. Waiver of Notice. J.P. Morgan hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of J.P. Morgan under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities of any series to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the distributions, Preferred Redemption Price, liquidation distributions or any other sums payable under the terms of the

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         Preferred Securities of any series or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities of any series;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities of any series, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities of any series;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of J.P. Morgan hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, J.P. Morgan with respect to the happening of any of the foregoing.

                  SECTION 5.04. Enforcement of Guarantee Agreement. J.P. Morgan and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a majority in Principal Amount of the Preferred Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement with respect to such Preferred Securities including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee

Agreement, and (iv) any Holder of Preferred Securities of any series may institute a legal proceeding directly against J.P. Morgan to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other Person.

                  SECTION 5.05. Guarantee of Payment. This is a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

                  SECTION 5.06. Subrogation. J.P. Morgan shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by J.P. Morgan under this Guarantee Agreement and the Trust shall not be required to make payment to the Holders of any amount of Guarantee Payments in respect of which payment has theretofore been made by J.P. Morgan pursuant to Section 5.01 hereof; provided, however, that J.P. Morgan shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to J.P. Morgan in violation of the preceding sentence, J.P. Morgan agrees to pay over such amount to the Holders for application to the Guarantee Payments then due hereunder, if any, or to offset payments due to the Holders by the Trust.

                  SECTION 5.07. Independent Obligations. J.P. Morgan acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities and that J.P. Morgan shall be liable as principal and sole debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section
5.03 hereof.


                                   ARTICLE VI

                    Limitation of Transactions; Subordination

                  SECTION 6.01. Limitation of Transactions. So long as any Preferred Securities of any series remain outstanding, J.P. Morgan shall: (i) not cause or permit any

Common Securities to be transferred; (ii) maintain 100% ownership of all outstanding securities of each series of the Trust other than the Preferred Securities of any series; (iii) not voluntarily dissolve, wind up, liquidate or terminate the Trust; (iv) not incur or permit to exist any indebtedness of the Trust; and (v) not take any actions inconsistent with the treatment of the Trust as a grantor trust for United States Federal income tax purposes. So long as any Preferred Securities remain outstanding, J.P. Morgan will not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any Guarantee Payment with respect thereto if at such time (i) J.P. Morgan shall be in default with respect to its Guarantee Payments or other payment obligations hereunder or (ii) there shall have occurred any event of default under the Declaration; provided, however, that the foregoing restrictions shall not apply to (a) dividends, redemptions, purchases, acquisitions, distributions or payments made by J.P. Morgan by way of issuance of shares of its capital stock,
(b) payments of accrued dividends by J.P. Morgan upon the redemption, exchange or conversion of any preferred stock of J.P. Morgan as may be outstanding from time to time in accordance with the terms of such preferred stock, (c) cash payments made by J.P. Morgan in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of J.P. Morgan as may be outstanding from time to time in accordance with the terms of such preferred stock, (d) repurchases, redemptions or other acquisitions of shares of capital stock of J.P. Morgan in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors of consultants, or (e) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

                  SECTION 6.02. Subordination. This Guarantee Agreement will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan and (iii) senior to J.P. Morgan's common stock. J.P. Morgan's obligations under this Guarantee Agreement will rank pari passu with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provided for comparable guarantees by J.P. Morgan of payment on other preferred securities issued by the Trust or any similar trust sponsored by J.P. Morgan.


                                   ARTICLE VII

                                   Termination

                  SECTION 7.01. This Guarantee Agreement shall terminate and be of no further force and effect as to Preferred Securities of any series upon full payment of the Preferred Redemption Price of such series, and shall terminate completely upon full payment of the amounts payable to Holders upon liquidation of the Trust; provided, however, that this Guarantee Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities of such series or under this Guarantee Agreement for any reason whatsoever. J.P. Morgan agrees to indemnify each Holder and hold it harmless against any loss it may suffer in such circumstances.


                                  ARTICLE VIII

                    Limitation of Liability; Indemnification

                  SECTION 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to J.P. Morgan or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or wilful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of J.P. Morgan and upon such information, opinions, reports or statements presented to J.P. Morgan by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of J.P. Morgan, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amounts of assets from which

Distributions to Holders of Preferred Securities might properly be paid.

                  SECTION 8.02. Indemnification. (a) To the fullest extent permitted by applicable law, J.P. Morgan shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or wilful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by J.P. Morgan prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by J.P. Morgan of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).


                                   ARTICLE IX

                                  Miscellaneous


                  SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. J.P. Morgan shall not assign its obligations hereunder without the prior approval of Holders of not less than a majority in Principal Amount of all Preferred Securities of all series then outstanding voting as a single class.

                  SECTION 9.02. Amendments. Except with respect to any changes or waivers which do not adversely affect the rights of Holders (in which case no vote will be required), this Guarantee Agreement may only be amended or waived by instrument in writing signed by J.P. Morgan and the Guarantee Trustee with the prior approval of the Holders of not less than a majority in Principal Amount of all Preferred Securities of each affected series then outstanding voting as a single class. The provisions of
Section 12.02 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

                  SECTION 9.03. Notices. Any notice, request or other communication required or permitted to be given hereunder to J.P. Morgan shall be given in writing by mail or by facsimile transmission (followed by mail), addressed to J.P. Morgan, as follows:

                  (a) if given to J.P. Morgan, to the address set forth below or such other address as J.P. Morgan may give notice of to the Holders:

                           J.P. Morgan & Co. Incorporated
                           60 Wall Street
                           New York, New York 10260-0060
                           Facsimile No.:  (212) 648-5175
                           Attention:  Assistant Secretary

                  (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice to the Holders:

                           U.S. Bank Trust National Association
                           100 Wall Street
                           Suite 1600
                           New York, New York 10005
                           Facsimile No.:  (212) 809-5459
                           Attention:  Corporate Trust Administration

                  (c) if given to any Holder of Preferred Securities of any series, at the address set forth on the books and records of the Trust relating to such series.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.04. Genders. The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

                  SECTION 9.05. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

                  SECTION 9.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

                  SECTION 9.07. Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

                  SECTION 9.08. Exercise of Overallotment Option. If and to the extent that any Preferred Securities are issued by the Trust upon exercise of any overallotment option, J.P. Morgan agrees to give prompt notice thereof to the Guarantee Trustee but the failure to give such notice shall not relieve J.P. Morgan of any of its obligations hereunder.


                  IN WITNESS WHEREOF, this Guarantee Agreement is executed as of the day and year first above written.



                                              J.P. MORGAN & CO.
                                              INCORPORATED,


                                              By /s/    Gene A. Capello
                                                 ------------------------------
                                                 Name:  Gene A. Capello
                                                 Title: Vice President and
                                                        Assistant General
                                                        Counsel


                                              U.S. BANK TRUST
                                              NATIONAL ASSOCIATION, as
                                              Guarantee Trustee,

                                              By /s/    Catherine F. Donahue
                                                 ------------------------------
                                                 Name:  Catherine F. Donahue
                                                 Title: Vice President

STATE OF NEW YORK        )
                         )
COUNTY OF NEW YORK       )


                  BEFORE ME, the undersigned authority, on this 3rd day of March, 1999, personally appeared of J.P. Morgan & Co. Incorporated, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such trust for the purposes and consideration herein expressed and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL THIS 3RD DAY OF MARCH, 1999.

{SEAL}

                                          /s/  Marion I. Pearson
                                          -------------------------------------
                                          NOTARY PUBLIC, STATE OF NEW YORK
                                          Print Name:   Marion I. Pearson
                                                        -----------------------
                                          Commission Expires: March 19, 2000
                                                              -----------------

STATE OF NEW YORK        )
                         )
COUNTY OF NEW YORK       )


                  BEFORE ME, the undersigned authority, on this 3rd
    day of March, 1999, personally appeared              of U.S. Bank Trust
National Association, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such trust for the purposes and consideration herein expressed and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL THIS 3RD DAY OF MARCH, 1999.

{SEAL}

                                          /s/  Marion I. Pearson
                                          -------------------------------------
                                          NOTARY PUBLIC, STATE OF NEW YORK
                                          Print Name:   Marion I. Pearson
                                                        -----------------------
                                          Commission Expires: March 19, 2000
                                                              ------------------